Exhibit 99.1

TSS, INC. REPORTS FOURTH QUARTER AND 2015 RESULTS

ROUND ROCK, TX – March 30, 2016 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2015.

Fourth Quarter Highlights:

●	Fourth quarter 2015 revenue of $10.1 million compared with $8.4 million in the fourth quarter of 2014 and $6.3 million in the third quarter of 2015.
●	Gross margin of 25% in the fourth quarter of 2015 compared with 31% in the fourth quarter of 2014.
●	Reduced operating expenses by 10% compared to the fourth quarter of 2014.
●	Net income of $0.0 million or $0.00 per share, compared to a net loss of $170,000 or $(0.01) per share in the fourth quarter of 2014.
●	Adjusted EBITDA income of $393,000 compared with Adjusted EBITDA income of $201,000 in the fourth quarter of 2014 and an Adjusted EBITDA loss of $252,000 in the third quarter of 2015.

Fiscal Year Highlights:

●	2015 revenue of $29.5 million compared with $28 million in 2014, an increase of 5%.
●	Gross profit margin of 28% in 2015 compared with 31% in 2014.
●	Reduced operating expenses by 8% compared to 2014.
●	Reduced operating losses by 25% compared to 2014.
●	Net loss of $2.2 million or $(0.14) per share, compared to net loss of $2.8 million or $(0.19) per share in 2014.
●	Adjusted EBITDA loss of $0.8 million in 2015 was 47% lower compared with Adjusted EBITDA loss of $1.5 million in 2014.

“Consistent with the preliminary results we released in early February, our fourth quarter and fiscal 2015 results showed improvements in revenue and reductions in losses compared to 2014,” said Anthony Angelini, President and Chief Executive Officer of TSS. “We were pleased to achieve operating and net income in our fourth quarter of 2015 from both revenue growth and cost control activities.”

“Key to improving profitability will be increasing revenue in our higher margin businesses, including higher utilization of our systems integration infrastructure and continuing cost controls. Our portfolio of services and customer relationships position us for growth as the market for data center lifecycle management continues to mature and grow,” stated Angelini.

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2015 financial results for today at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 42125028#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until April 28, 2016. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4212 5028#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2014 and 2015 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; our inability to maintain sufficient availability under our revolving credit facility or sufficient access to capital markets to replace that facility; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,
	2015	2014

Assets
Current Assets
Cash and cash equivalents	$1,132	$1,378
Contract and other receivables, net	6,997	3,951
Costs and estimated earnings in excess of billings on uncompleted contracts	1,084	1,042
Inventories, net	66	154
Prepaid expenses and other current assets	235	243
Total current assets	9,514	6,768
Property and equipment, net	702	670
Goodwill	1,907	1,907
Intangible assets, net	841	979
Other assets	63	91
Total assets	$13,027	$10,415
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$293	$149
Borrowings under credit facility	2,162	1,171
Accounts payable and accrued expenses	7,608	5,547
Billings in excess of costs and estimated earnings on uncompleted contracts	2,476	2,009
Total current liabilities	12,539	8,876
Convertible notes, less current portion, net	1,054	575
Other liabilities	37	18
Total liabilities	13,627	9,469
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2015 and 2014; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31, 2015 2014: 16,366 and 15,853 issued at December 31, 2015 and 2014, respectively	2	2
Additional paid-in capital	68,329	67,651
Treasury stock 724 and 644 shares at cost at December 31, 2015
and 2014, respectively.	(1,531)	(1,512)
Accumulated deficit	(67,400)	(65,195)
Total stockholders' equity (deficit)	(600)	946
Total liabilities and stockholders’ equity (deficit)	$13,027	$10,415

TSS, Inc.

Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Results of Operations:
Revenue	$10,076	$8410	$29,487	$27,985
Cost of revenue, excluding depreciation and amortization	7,554	5,841	21,119	19,424
Gross profit, excluding depreciation and amortization	2,522	2,569	8,368	8,561
Operating expenses:
Selling, general and administrative	2,239	2,499	9,651	10,546
Depreciation and amortization	144	118	566	488
Total operating costs	2,383	2,617	10,217	11,034
Operating (loss) income	139	(48)	(1,849)	(2,473)
Interest income (expense), net	(111)	(69)	(344)	(277)
Other income (expense), net	9	-	9	-
Income (loss) income before income taxes	37	(117)	(2,184)	(2,750)
Income tax expense	21	53	21	53
Net income (loss)	$16	$(170)	$(2,205)	$(2,803)
Basic and diluted loss per Share:
Loss per common share	$(0.00)	$(0.01)	$(0.14)	$(0.19)
Weighted average common shares outstanding	15,615	15,2105	15,543	15,017

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014

Net income (loss)	$16	$(170)	$(2,205)	$(2,803)
Interest income (expense), net	111	69	344	277
Depreciation and amortization	144	118	566	488
Income tax expense		53		53
EBITDA	$271	$70	$(1,295)	$(1,985)

Stock based compensation	113	136	499	362
Provision for bad debts	9	(5)	11	12
Adjusted EBITDA	$393	$201	$(785)	$(1,481)